UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2012 (February 22, 2012)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-8038	04-2648081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713/651-4300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2012, the Board of Directors of Key Energy Services, Inc. (the “Company”) amended and restated the by-laws of the Company (the “By-laws”) to provide for a relative majority voting standard in uncontested director elections. The amendments to Article II, Section 2.03 of the By-laws implement the relative majority voting standard by providing that, in future uncontested elections of directors, each nominee for director must receive a majority of the votes cast, which means that the number of shares voted “for” a nominee for director must exceed the number of votes cast “against” that nominee for director in order to be elected to the Board. In contested elections, directors will continue to be elected by a vote of a plurality of the votes cast. The number of votes cast with respect to a director’s election excludes abstentions, withheld votes and broker non-votes with respect to that director’s election under either the relative majority or the plurality voting standard. A “contested election” is an election in which, as of the date that is 10 days in advance of the date the Company first distributes its proxy materials for a stockholders meeting, the number of nominees for director exceeds the number of directors to be elected.

The foregoing is a summary of the amendment to the By-laws adopted by the Board of Directors. Such summary is qualified in its entirety by reference to the By-laws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Index to Exhibits, which follows the signature page to this Current Report on Form 8-K and is incorporated herein by reference, sets forth a list of those exhibits filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: February 27, 2012	By:	/s/ NEWTON W. WILSON III
Newton W. Wilson III
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Amended and Restated By-laws of Key Energy Services, Inc. as amended through February 22, 2012.